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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the reference to our firm under captions "Summary Historical and Unaudited Pro Forma Consolidated Financial Data" and "Experts" and to the use of our reports dated February 17, 2006 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-133222) and related Prospectus of Williams Scotsman International, Inc. dated April 28, 2006.

/s/ Ernst & Young LLP

Baltimore, Maryland
April 27, 2006

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Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm